UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2009, Gregory F. Ehlinger resigned as a director of the Federal Home Loan Bank of Indianapolis (the “Bank”), effective immediately, in order to focus additional time on his principal responsibilities at his employer, Irwin Financial Corporation. Mr. Ehlinger was a “member director” according to Federal Home Loan Bank Act director classifications established by the Housing and Economic Reform Act of 2008 (“HERA”). Mr. Ehlinger served as Chairman of the Audit Committee of the Bank’s Board of Directors (“Board”) and was the designated financial expert of the Audit Committee pursuant to the rules of the Securities and Exchange Commission (“SEC”).

On September 17, 2009, the Board appointed Robert D. Long as Chairman of the Audit Committee. Mr. Long had been serving as Vice Chairman of the Audit Committee. Mr. Long is an “independent director” of the Bank according to director classifications established by HERA. The Board also designated Mr. Long as the Audit Committee’s financial expert, in accordance with SEC rules. The Board has confirmed that Mr. Long is “independent” under independence standards of the New York Stock Exchange for audit committee members.

In accordance with Federal Housing Finance Agency regulations and the Bank’s election procedures, the Bank’s Indiana members, as part of the regular 2009 director election process (which has commenced), will elect a replacement member director for the seat vacated by Mr. Ehlinger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/MILTON J. MILLER II
Milton J. Miller II
President – Chief Executive Officer

By:	/s/JONATHAN R. WEST
Jonathan R. West
Senior Vice President – Administration, General Counsel and Corporate Secretary

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